Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 (333-166377) pertaining to the Chemical Financial Corporation 401(k) Savings Plan of our report dated June 21, 2016, with respect to the financial statements and supplemental schedule of the Chemical Financial Corporation 401(k) Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2015.

/s/ Andrews Hooper Pavlik PLC

Saginaw, Michigan
June 21, 2016